EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement numbers 333-289671, 333-284645, 333-280748, 333-274091, 333-256616, 333-231262, 333-217771 and 333-195380 on Form S-8 and in Registration Statement Numbers 333-288216, 333-287095, 333-284644, 333-282963, 333-279046, and 333-270473 on Form S-3 of 22nd Century Group, Inc. of our report dated March 26, 2026 (which includes an explanatory paragraph relating to 22nd Century Group, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements of 22nd Century Group, Inc. which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

Buffalo, New York March 26, 2026